CONVERTIBLE NOTE EXTENSION AGREEMENT

Pursuant to that certain Convertible Note dated as of July 10, 2013, by and between Domain Media, LLC, a wholly owned subsidiary of Domain Media Corp., (the “Company” or “Borrower”) and Chris Kern and/or his affiliates and assigns (the “Holder” or “Lender”), and having a three (3) year term being due and payable as of July 10, 2016, the parties hereto agree to extend the maturity due date of the Convertible Note for one (1) year to be due and payable on or before July 10, 2017.  As of July 10, 2016, the current approximate balance of the Convertible Note is $302,000.

All of the terms and conditions of the Convertible Note shall remain in full force and effect, and this Extension Agreement does not waive, amend or alter any other terms or conditions therein.

Agreed & Accepted:

Company: Domain Media Corp.

Holder: Chris Kern

/s/ Chris Kern

/s/ Chris Kern

Authorized Signature

Mr. Chris Kern

Print Name: Chris Kern

Date: July 10, 2016

Title: President & Director

Date: July 10, 2016